Exhibit 99.1

SOUTH EAST ETAME 4P APPRAISAL WELLBORE SUCCESSFUL

VAALCO ENERGY, INC. CONFIRMS OIL DISCOVERY IN NEW STEP OUT AREA WITH SOUTH EAST ETAME 4P APPRAISAL WELLBORE

HOUSTON – February 18, 2020 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (VAALCO or the Company) today announced that the South East Etame 4P appraisal wellbore drilled from the VAALCO operated South East Etame North Tchibala (SEENT) platform offshore Gabon in the Etame Marin permit area successfully encountered oil sands in the Gamba formation.

Highlights

•	Verified the presence of Gamba oil sands in the step out area at South East Etame;
•	Encountered approximately 20 feet of good-quality Gamba oil sands, with similar reservoir quality as exists in the South East Etame 2H well;
•	Drilled the South East Etame 4P appraisal wellbore to a total depth of 6,311 feet;
•	VAALCO currently estimates gross prospective resources of 1 to 2 million barrels of oil (MMBO), or 0.3 to 0.5 MMBO net revenue interest to VAALCO, present in this newly discovered step out area;
•	Drilling did not encounter H2S in the reservoir;
•	Operations are underway to begin drilling the South East Etame 4H development well based on this successful appraisal wellbore, and
•	Expected initial production rates are 1,200 to 2,500 gross BOPD, or 325 to 675 BOPD net revenue interest to VAALCO.

Cary Bounds, Chief Executive Officer, commented, “We are delighted by the continued success from our 2019/2020 drilling campaign, where we have now successfully confirmed additional resources from the two appraisal wellbores and brought two development wells online above predrill expectations.  The South East Etame 4P is an important appraisal wellbore and was drilled to further delineate our potential resource base at South East Etame.  This step out discovery is accessing new prospective resources that should be converted to 2P reserves by year-end 2020 following the successful drilling of the South East Etame 4H and further technical evaluation.  The initial analysis shows that this new step out discovery has similar reservoir quality as the reservoir from which the South East Etame 2H well is producing.  These encouraging results allow us to move ahead with plans to drill the South East Etame 4H development well.

We believe that the 2019/2020 drilling campaign has been transformational for VAALCO and set us on the path to achieve our ambitious organic growth plans.  The campaign overall has been hugely successful and in aggregate towards the upper end of our internal pre-drill expectations.  We have significantly increased overall production with the Etame 9H and Etame 11H development wells that were recently drilled from the Etame platform. Both appraisal wellbores we drilled verified the existence of additional hydrocarbon resources that can be converted to proved reserves over time.  In addition, we added production from two recent wells at the Etame platform that were brought back online following a subsea repair on the Etame 4H well and a workover on the Etame 10H well.

We remain optimistic about our outlook for 2020 and believe that we are well positioned to face the headwinds caused by the recent downward pressure on oil prices.  We continue to focus on the matters we can control and remain committed to executing on our strategic plan which includes delivering positive operational results while simultaneously considering complementary M&A opportunities, all with a view to generating long-term value for our shareholders.”

With the drilling of the South East Etame 4P appraisal wellbore, VAALCO has satisfied the drilling commitment as part of the PSC extension that VAALCO signed in late 2018.  This step out discovery at South East Etame is similar in reservoir quality when compared to the Gamba reservoir from which the South East Etame 2H well is being produced.  VAALCO plans to drill a third development well in this campaign, the South East Etame 4H, that will target 1.0 to 2.0 million barrels of gross prospective resources, down from the initial predrill estimate of 4.2 MMBO which anticipated a thicker oil column than was encountered in the South East Etame 4P appraisal wellbore.  Initial gross production rates are expected to fall within the range from 1,200 to 2,500 BOPD, or 325 to 675 BOPD net revenue interest to VAALCO.  Following the completion of the South East Etame 4H well, VAALCO plans to use the contracted drilling rig to perform additional workovers to preemptively replace electrical submersible pumps (ESPs) that are still operating but near the end of their design life.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 113 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  Forward-looking  statements include all statements regarding well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company's business plans and strategy,  prospect evaluations, prospective resources and reserve growth, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual future results, including project plans and schedules and resource recoveries could differ materially due to changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels, political or regulatory developments, reservoir performance, the outcome of future exploration and development efforts, technical or operating factors, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes. There are no assurances the Company can develop probable or possible reserves, or that if developed, probable reserves will become producing reserves to the level of estimates.

These and other risks are further described in VAALCO's annual reports on Form 10-K and quarterly reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission (“SEC”) which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 623-0801.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.

Supplemental Reserves Disclosure

This press release contains oil and gas metrics which do not have standardized meanings or standard methods of calculation as classified by the SEC and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.